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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       TriNet Corporate Realty Trust, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Maryland                                94-3175659
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3150, San Francisco, CA                 94111
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     (Address of principal executive offices)                        (Zip Code)

If this Form relates to the            If this Form relates to the registration
registration of a class of debt        of a class of debt securities and is to
securities and is effective upon       become effective simultaneously with
filing pursuant to General             the effectiveness of a concurrent please
Instruction A(c)(1) check the          registration statement under the
following box. [ ]                     Securities Act of 1933 pursuant to
                                       General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange on
Title of Class to be so registered         which each class is to be registered
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8%  Series C Cumulative
Preferred Stock, par value $.01
per share                              New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
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                                (title of class)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

       A description of the 8% Series C Cumulative Preferred Stock, par value $.01 per share of the Registrant is contained in a Rule 424(b) Prospectus Supplement supplementing the Registrant's Registration Statement on Form S-3, No. 333-19137, which became effective on January 9, 1997, which Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.


Item 2.   EXHIBITS

       The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part I to the Instructions as to Exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

              (1) Form of Articles Supplementary to Articles of Amendment and Restatement Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (Series C Preferred Stock).

              (2) Form of Articles Supplementary to Articles of Amendment and Restatement Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (Series B Preferred Stock).

              (3) Articles Supplementary to Articles of Amendment and Restatement Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock of Registrant (Series A Preferred Stock).

              (4)    Articles of Amendment and Restatement of Registrant.

              (5) Amended and Restated By-laws of Registrant. (Incorporated by reference to Exhibit 3.1(ii) of the Registration Statement on Form S-11 of TriNet Corporate Realty Trust, Inc., Registration No. 33-59836.)







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                                    SIGNATURE


       Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    TriNet Corporate Realty Trust, Inc.



                                    By: /s/ Debra Hansen Paul
                                        ---------------------------------------
                                        Debra Hansen Paul
                                        Vice President and Assistant Secretary



October 3, 1997